Press Release

Discovery Partners International, Inc. to Acquire Xenometrix, Inc.

DPII Strengthens its Gene Expression Profiling Capabilities

SAN DIEGO--(BW HealthWire)--Feb. 28, 2001--Discovery Partners International Inc. (Nasdaq:DPII - news) announced today that it has entered into a definitive agreement to acquire Xenometrix, Inc. (OTCBB:XENO.OB - news), a company that has proprietary gene profiling technology. Xenometrix's technology provides important efficacy and safety data with regard to a compound's potential therapeutic and toxic effects, allowing scientists to streamline the drug development process, according to Riccardo Pigliucci, Chief Executive Officer of Discovery Partners.

Under the terms of the agreement, Discovery Partners will acquire all of Xenometrix's common stock for $0.59 cash per Xenometrix share. Xenometrix will become a wholly owned subsidiary of Discovery Partners. The transaction, which has been approved by the Boards of Directors of both companies, is subject to approval by Xenometrix stockholders and customary closing conditions and is expected to close in the second quarter of this year.

Xenometrix holds a strong patent portfolio for its gene profiling technology, which Discovery Partners will be able to leverage. In particular, Xenometrix shares ownership of some patents with Harvard University and has an exclusive worldwide license to Harvard's ownership interests in the intellectual property. Xenometrix has granted non-exclusive licenses to over twenty companies who are leaders in different aspects of genomics including: Affymetrix, Aurora Biosciences, Corning, Gene Logic, GeneTrace, Genometrix, Genzyme, Motorola, Packard, Pfizer, Phase-1, Rosetta Inpharmatics and SmithKline Beecham. In
addition  to gene  profiling  technology,  Discovery  Partners  gains  exclusive licenses to the technology that enables high throughput screening for genotoxicity from GeneBioMed, Inc. and the University of California, Berkeley.

"The Xenometrix acquisition broadens and complements our in-vitro assay development and toxicology services," Pigliucci said. "Incorporating Xenometrix's capabilities into Discovery Partners' lead optimization and chemistry services will allow scientists to determine which drug development candidates have the best combination of desirable characteristics. Properties such as pharmacological activity, potency, selectivity and side effects determine economic and commercial feasibility, and this technology complements our services throughout the drug discovery process. In addition, Xenometrix's assays can be readily modified into our automated high throughput screening process and the information incorporated into our bioinformatics databases."

The acquisition of Xenometrix strengthens Discovery Partners' offering of technologies, products and services in segments of the drug discovery process which already include discovery chemistry, medicinal chemistry, assay development, high throughput screening and informatics. In addition, Discovery Partners will hold a founding patent position in and will build upon the field of gene profiling and in-vitro predictive toxicology.

"Xenometrix's technology not only enhances Discovery Partners' existing screening and lead optimization services, but Discovery Partners' commitment to be the best provider maximizes the potential of gene profiling in all aspects of drug discovery and development," said Dr. Pauline Gee, President and Chief Executive Officer of Xenometrix. "Our assays permit the measurement of the activity of genes, biomarkers or targets, in human cells cultured to closely approximate the physiology of a whole cell, without losing the practicality of high throughput screening. Understanding the patterns of gene activity increases the probability of bringing better drugs to market faster."

Discovery Partners International, Inc. is focused on providing the best platforms, services and information available to complement the internal drug discovery efforts of pharmaceutical and biopharmaceutical companies in the post-genomic era. The Company's comprehensive and integrated suite of drug discovery services currently includes combinatorial chemistry products and technologies, high output medicinal chemistry services, industrialized ultra high throughput screening services and informatics. DPII is headquartered in San Diego, California and has operations in San Diego, South San Francisco, Tucson, AZ, Closter, NJ and Basel, Switzerland. For more information on Discovery Partners International, Inc., please visit the company's website at http://www.discoverypartners.com.

Statements in this press release that are not strictly historical are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty. The Company's actual results may differ materially from those projected in the forward looking statements due to risks and uncertainties that exist in the Company's operations, development efforts and business environment, including integration of acquired businesses, the trend toward consolidation of the pharmaceutical industry, quarterly sales variability, technological advances by competitors, and other risks and uncertainties more fully described in the Company's Form S-1 registration statement as declared effective on July 27, 2000 by the Securities and Exchange Commission.

Contact:

Discovery Partners International, Inc.
Riccardo Pigliucci, 858/552-3639
or
Xenometrix, Inc.
Pauline Gee, 303/447-1773
or
Mentus, Inc
Linda Seaton, 858/455-5500 ext.133 (Media) lcs@mentusonline.com